Exhibit 99.1

FOR IMMEDIATE RELEASE

Next Fuel, Inc. and Ciris Energy, Inc. Sign Definitive Settlement Agreement to Employee Related Litigation

SHERIDAN, Wyo., December 20, 2011 -- Next Fuel, Inc. (OTCQB:NXFI) announced that it has signed a definitive settlement agreement with Ciris Energy, Inc.

On August 24, 2011 Ciris Energy, Inc. ("Ciris") filed a complaint against us and Mr. Song Jin, our President, Chief Technical Officer a member of our Board of Directors and a shareholder, in the District Court of Larimer County, Colorado entitled Ciris Energy, Inc. v Song Jin, an individual and Next Fuel, Inc. (Case Number 2011CV1712) regarding alleged breaches of Dr. Jin's non-competition agreement with Ciris.

That lawsuit has now been resolved.

As part of the resolution of the lawsuit, Mr. Jin and Next Fuel agreed that Mr. Jin, for a period of four months ending March 17, 2012, and within the United States, The People’s Republic of China, and Indonesia, shall not be involved in any research, business development, marketing, strategic planning, project oversight and/or management, technology sales, grant preparation, or any other work related to the biological conversion of coal to methane. Dr Jin will otherwise continue his normal duties as officer and director of Next Fuel.

We received the settlement agreement and mutual release signed by Ciris on December 19, 2011. The Colorado court retains jurisdiction over the law suit until the agreed restrictions are complied with.

This settlement agreement has no monetary terms and NXFI admitted to no wrongdoing.

Depriving us of Mr. Song Jin's services in this important part of our business could adversely affect our coal to methane gas operations in the three countries affected by the settlement agreement, but we are free to utilize Mr. Song Jin's services to develop markets for our technology and services related to biogenic methane in countries that are not restricted by this settlement agreement. During this period he will also help us to investigate opportunities to develop or acquire other advanced technologies with focus on clean renewable energy..

Robert Craig, Chairman and CEO of Next Fuel, Inc., stated, “We are happy to get this legal situation behind us and move forward with the exciting prospects Next Fuel has to offer. Not only will Dr. Jin continue his important duties as an officer and Director of the company, he will be exploring new opportunities for the growth of Next Fuel”.

About Next Fuel, Inc.

We develop and commercialize innovative technologies associated with renewable energy, such as unconventional natural gas production from lower grade coal, lignite, oil shale and other carbonaceous deposits. We refer to this generally as Coal-to-Gas (CTG) or Biogenic Coal-to-Gas (BCTG) Technology.

We are also investigating opportunities to develop or acquire other advanced technologies with focus on clean renewable energy, such as novel systems for energy-related water treatment, processes for eliminating carbon footprints, and biological fuel cells. With collaborations with leading research institutes, we will focus on identifying and acquiring or developing a portfolio of growth opportunities with compelling market values and clean energy and environment stewardship.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements regarding future business to be conducted by the Company in China and, all of which involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the results of field tests, receptiveness of the market to the Company's technology and services, negotiations between the Company and its Chinese partners and other factors discussed in our filings with the Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contact Details: Investor Relations Contact Rob Kindle Tel: 1.307.674.2145. E-mail: rkindle@next-fuel.com